UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 22, 2012

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4379	31-1598292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 723-70000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 22, 2012, Convergys Corporation (“Convergys”), NEC Corporation (“NEC”) and NetCracker Technology Corporation, a wholly owned subsidiary of NEC (“NetCracker”), issued a press release announcing the execution of a Stock and Asset Purchase Agreement, dated as of March 22, 2012 (the “Purchase Agreement”), among Convergys, NEC and NetCracker. Subject to the terms and conditions set forth therein, Convergys will sell its Information Management business for $449 million in cash to NEC. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information required by Item 1.01, including a copy of the Stock and Asset Purchase Agreement, will be filed in a separate Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Designation

99.1	Press Release, dated March 22, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012

CONVERGYS CORPORATION

By:	/s/ Julia A. Houston
Name:	Julia A. Houston
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 22, 2012.